Exhibit 99.7

Amendment No. 4 to the Amended and Restated Asset Sale Agreement

This Amendment No. 4 (“Amendment No. 4”), dated as of the 15th day of March 2010, to the Amended and Restated Asset Sale Agreement (the “Agreement”), dated as of November 24, 2009, as amended from time to time, by and among Nortel Networks Corporation, a corporation organized under the laws of Canada (“NNC”), Nortel Networks Limited, a corporation organized under the laws of Canada (“NNL”), Nortel Networks Inc., a corporation organized under the laws of Delaware (“NNI” and, together with NNC and NNL, the “Main Sellers”), and the other entities identified therein as Sellers, and Ciena Corporation, a corporation organized under the laws of Delaware (the “Purchaser”). Unless otherwise specified, capitalized terms used herein and not defined shall have the meaning set forth in the Agreement.

WHEREAS, pursuant to the Agreement, the Sellers (as defined in the Agreement) have agreed to transfer to the Purchaser and/or the Designated Purchasers (as defined in the Agreement) the Assets and Assumed Liabilities (each as defined in the Agreement) from the Sellers;

WHEREAS, the Parties have determined that certain Affiliates of the Main Sellers that are the owners of record of three (3) patents listed in Section 1.1(k) of the Sellers Disclosure Schedule, which patents are to be transferred to the Purchaser upon Closing, are not currently party to the Agreement;

WHEREAS, pursuant to Section 11.4 of the Agreement, the Parties desire to amend certain provisions of the Agreement, including Exhibit A and Exhibit C to the Agreement and Section 11.15 of the Sellers Disclosure Schedule, as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	The following entities are hereby added to Exhibit A to the Agreement:

(a)	CoreTek, Inc.;
(b)	Qtera Corporation; and
(c)	Xros, Inc.

2.	The following entities are hereby added to Part 2 of Exhibit C to the Agreement:

CoreTek, Inc.	Delaware
Qtera Corporation	Delaware
Xros, Inc.	Delaware

3.	In Section 1.1 of the Agreement the definition of “TSA Sellers” is hereby deleted and replaced with:

““TSA Sellers” means the Main Sellers, Nortel Networks UK Limited, Nortel Networks (Ireland) Limited and the Other Sellers (other than CoreTek, Inc., Qtera Corporation and Xros, Inc.).”

4.	In Section 11.15(c) of the Agreement, the reference to “all the other U.S. Debtors and” is hereby deleted.

5.	Section 11.16 of the Agreement is hereby deleted and replaced with:

“Obligations of Sellers. When references are made in this Agreement to certain Sellers causing Other Sellers to undertake (or to not undertake) certain actions, or agreements are being made on behalf of certain Other Sellers or other Affiliates, “Sellers” for purposes of such clause shall be deemed to mean the representative appointed pursuant to Section 11.15 for such Other Seller.”

6.	Section 11.15(a)(i) of the Sellers Disclosure Schedule is hereby deleted and replaced with:

Entity Name	Jurisdiction
CoreTek, Inc.	Delaware
Xros, Inc.	Delaware

7.	The following row is hereby added to the table in Section 11.15(a)(iii) of the Sellers Disclosure Schedule:

Qtera Corporation	Delaware

8.	This Amendment No. 4 shall not constitute a modification of any provision, term or condition of the Agreement or any other Transaction Document except solely to the extent and solely for the purposes described herein. Except to the extent that provisions of the Agreement are hereby expressly modified as set forth herein, the Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.

9.	The recitals to this Amendment No. 4 form an integral part hereof.

10.	This Amendment No. 4 may be executed in multiple counterparts (including by facsimile or other electronic means), each of which shall constitute one and the same document.

11.	This Amendment No. 4 shall be binding upon the parties hereto and their respective successors and assigns.

12.	Any term or provision of this Amendment No. 4 that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.	This Amendment No. 4 shall be governed by and construed in all respects by the Laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction. Any Action arising out of or relating to this Amendment No. 4 shall be resolved in accordance with Section 11.6 of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed, or caused this Amendment No. 4 to be signed by their respective officers thereunto duly authorized, as of the date first written above.

NORTEL NETWORKS CORPORATION,
on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(i) of the Sellers Disclosure Schedule

By:	/s/ Anna Ventresca
Name:	Anna Ventresca
Title:	General Counsel – Corporate and Corporate Secretary

By:	/s/ John Doolittle
Name:	John Doolittle
Title:	Senior Vice-President, Finance and Corporate Services

NORTEL NETWORKS LIMITED,
on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(ii) of the Sellers Disclosure Schedule

By:	/s/ Anna Ventresca
Name:	Anna Ventresca
Title:	General Counsel – Corporate and Corporate Secretary

By:	/s/ John Doolittle
Name:	John Doolittle
Title:	Senior Vice-President, Finance and Corporate Services

NORTEL NETWORKS INC.,
on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(iii) of the Sellers Disclosure Schedule

By:	/s/ Anna Ventresca
Name:	Anna Ventresca
Title:	Chief Legal Officer

CIENA CORPORATION

By:	/s/ David M. Rothenstein
Name:	David M. Rothenstein
Title:	Senior Vice President, General Counsel and Secretary

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